UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 22, 2018

Date of Report (Date of earliest event reported)

RenovaCare, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30156

(Commission File Number)

98-0384030

(I.R.S. Employer Identification No.)

2425 Sidney Street

Pittsburgh, PA 15203

(Address of principal executive offices)

(888) 398-0202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 22, 2018, RenovaCare, Inc. (the “Company”) and Vector Asset Management, Inc. (“VAM”), executed an at-will executive consulting agreement, effective June 11, 2018, a form of which is attached as Exhibit 10.1 hereto, in which Mr. Jatinder S. Bhogal, the President of VAM, will serve as the Company’s Chief Operating Officer, as adopted at the Company’s Board of Directors meeting on June 11, 2018.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2018, Mr. Joseph Sierchio informed the Board of Directors of his resignation, effective as of July 1, 2018, as a Director of the Company. There were no disagreements between Mr. Sierchio and the Company. Mr. Sierchio will continue to provide legal services as outside legal counsel to the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

No.	Description
10.1	Consulting Agreement, dated June 22, 2018, and effective June 11, 2018, by and between RenovaCare, Inc. and Vector Asset Management, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on June 25, 2018.

RenovaCare, Inc.

By:	/s/ Harmel Rayat
Name:	Harmel Rayat
Title:	Chief Executive Officer and Chairman

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